(English Translation of Spanish Agreement)
           AGREEMENT MODIFYING A CONTRACT TO OPEN A SIMPLE CREDIT WITH
                       FIDUCIARY GUARANTEE, ENTERED INTO:

A). By a first party, BANCOMER, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO, hereinafter denominated "BANCOMER", herein represented By Engineer Carlos Velazaquez Thiery and Doctor Gerardo Salazar Viezca;

B) By a second party, C.R. Resorts Capital,  Sociedad de Reponsabilidad Limitada
de  Capital  Variable,   hereinafter   denominated  the   "ACCREDITED,"   herein
represented by

C) By a third party, C.R. Resorts Puerto Vallarta, Sociedad de Responsabilidad Limitada de Capital Variable, hereinafter denominaated the "FOUNDER OF TRUST 1", herein represented by Mr. Gustavo Martin Ripol Bermudez;

D) By a fourth party, C.R. Resorts Cancun, Sociedad de Responsabilidad Limitada de Capital Variable, hereinafter denominaated the "FOUNDER OF TRUST 2". Herein represented by Mr. Gustavo Martin Ripol Bermudez;

E) By a fifth party, C.R. Resorts Los Cabos, Sociedad de Responsabilidad Limitada de Capital Variable, hereinafter denominated the "FOUNDER OF TRUST 3," herein represented by Mr. Gustavo Martin Ripol Bermudez;

F) By a sixth party, Desarrollos Turisticos Integrales de Cozumel, Sociedad de Responsabilidad Limitada de Capital Variable, hereinafter denominated the "FOUNDER OF TRUST 4" herein repreented by Mr. Gustavo Ripol Martin Bermudez.

G) By a seventh party, for the effects set forth hereinafter, Corporacion Mexitur, Sociedad de Responsabilidad Limitada de Capital Variable, hereinafter denominated "MEXITUR," herein represented by Mr. Gustavo Martin Ripol Bermudez;

H) By an eighth party, for the efects set forth hereinafter, Club Regina, Sociedad Anonima De Capital Variable, hereinafter denominated "REGINA" herein repesnted by Mr. Gustavo Martin Ripol Bermudez.

I) By a ninth party for the effects set forth hereinafter, Desarrollos Turisticos Regina, Sociedad de Responsabilidad Limitada de Capital Vaariable, hereinafter denominated "DTR" herein represented by Mr. Gustavo Martin Ripol Bermudez.

J) By a tenth paarty as Fiduciary (Trustee), Fianzas Monterrey, hereinafter denominated the "TRUSTEE," herein repreented by Mr. Carlos Rios Cortes.

All  of the  above  pursuant  to the  following  Antecedents,  Declarations  and
Clauses:

                                    Chapter I

                              A N T E C ED E N T S

I,. CONSTITUTION OF THE ACCREDITED, FACILTIES AND POWERS. The Accredited declares, through its representative, that:

A) On November twenty six nineteen hundred ninety nine, it requested and obtained from BANCOMER a simple credit denominated in UDIS for the principal amount up to the equivalent on the date of its disposal of US $ 7,000,000.00 (SEVEN MILLION DOLLARS 00/100) legal currency of the United States of America, destined to guarantee and its case to cover to the holders of securities, the payment of their interest, and for the payment of expenses. This operation was documented by means of a credit contract, hereinafter denominated the "Credit Contract,", and on the same date, THE FOUNDERS OF TRUST 1, 2 and 3 constituted a trust in guarantee to which they contributed the portfolio, maintenance fees and promissory notes (the "Trust on the Portfolio and Fees"), to guarantee with this the ACCREDITED's obligations under the terms of the Credit Contract. As part of the Credit guarantees, the ACCREDITED and the Founders of the Trust constituted a fiduciary guarantee on real estaate locaated in Cozumel, Quintana Roo (the "Cozumel Trust), and on real estate located in Cabo San Lucas, Baja California Sur (the "Cabo San Lucas Trust")

B) On August eighteen the same year, it entered into a first Modifing Agreement (the "First Modifying Agreement" with BANCOMER in order to modify Clause SEVENTH in the Credit Contract and release the fiduciary guarantee constituted in favor of BANCOMER through the Cozumel Trust.

C) Prior to this date, the ACCREDITED requested BANCOMER the release of the Cabo San Lucas Trust, which was carried out by means of instrument 2,159 dated October 16, 2000 before public notary number 212 in the D.F., Attorney Francisco Hugues Velez, containing the reversion of ownership of the real estate due to the cancellation of the trust in guarantee.

D) It wishes to modify again the terms of the Credit Contract, so that BANCOMER can extende the amount of the credit up to the principal amount equal in UDIS to US $2,000,000.00 (TWO MILLION DOLLARS 00/100).

E) On November 30, 2000, and with respect to the Additional Credit and with this Second Modifing Agreement, the ACCREDITED requested and obtained a "bridge" credit documented with a promissory note, expiring on December 15, 2000 which it is understood forms part of the Credit Documents.


F) It is in default with some of its obligations covered by the Credit Contract, and has therefore requested BANCOMER to grant an extension of thirty natural days in order to regularize its situation or negotiate the granting of exemptions to the said defaults. In this respect, BANCOMER has granted the extension for the above mentioned purposes.


                                   CHAPTER II

                             D E C L A R A T I O N S

Under protest of telling the truth, and in full undertanding of provisions contained in article 112 in the Law for Credit Institutions, they declare the following:

I. Each party ratifies in each every one of its parts the antecedents and declarations in the Credit Contract and in the First Modifying Agreement, as if they were made on this same date, and which for all effects are considered reproduced to the letter herein, therefore, it is unnecessary to transcribe them again.

II, Each party ratifies that the representatives have the powers to enter into this agreement.

III Each declaration contained in the Credit Contract and in the First Modifing Agreement maintain their meaning and reach, unless specifically defined herein in another way.

IV. The FOUNDERS OF THE TRUST 1, 2 AND 3 declare that they are willing to continue guaranteeing the fulillment of the ACCREDITED'S obligations pursuant to this Agreement by means of the Trusts in Guarantee on (a) certain collection rights resulting from the sale to the public of Memberships; and b) the Maintenance Fees which will preserve the value of the Portfolio.

V. The FOUNDER OF TRUST 3 declares that:

a) On November 8, 2000, the FOUNDER OF TRUST 3 requested the Ministry of Tresury and Public Credit to return the amount of $41,52,368.00 Pesos which the FOUNDER OF TRUST 3 paid as a Value Added Tax. For identification purposes, prior to the date of execution of this instrument, the FOUNDER OF TRUST 3 delivered to BANCOMER a copy of the respective document;

b) As described in the above mentioned document, the FOUNDER OF TRUST 3 is titleholder of the collelction rights on the amount to be returned by the Ministry of Treasury and Public Credit, and on the amount itself, once it has been received (hereinafter denominated the "Collection Rights,")

c) It is willing to contribute to the Trust on the Portfolio and Maintenance rights the collection rights on the amount to be returned by the Mninistry of set forth below, so that, upon receiving the corresponding amount, these may be applied to the payment as far as it may reach, of moratorium interest, ordinary interest and unpaid principal amount in the Additional Credit; and

d) It is also willing to constitute a new irrevocable trust in guarantee on the Cabo San Lucas real estate, in order to guarantee to BANCOMER the punctual and total fulfillment of all the obligations derived from the Credit and from he Additional Credit,

The parties declare that they wish to partially modify the terms of the Credit Contract, the First Modifying Agreement, the Trust on the Maintenance Fees and other Credit Documents, under the terms herein expressed, without substituting, affecting or altering these documents in any other way, whose provisions shall remain in full effect . By virtue of the above, the parties agree the following:

                                   CHAPTER III

                                  C L A U S E S

FIRST. DEFINITIONS AND ACCOUNTING TERMS

A) Prioe Definitions

All the terms defined in the Credit Contract and in the First Modifying Agreememt, when used in the Contract hereunder, shall have the same meaning assigned therein, except when defined in this document in another way.

B) New Definitions.

Aside  from the  above,  the  following  Definitions  shall be  applied  to this
Contract:

"Additional Credit" refers to the credit granted under the Contract hereunder.

"Collection   Rights"  has  the  meaning  assigned  under  Declaration  (V)  (b)
hereunder.

 "Credit Documents" has the meaning assigned in the Credit Contract, added to the Agreement hereunder and the new Promissory Note as part of the said Credit Documents.

"New Promissory Note" means the promissory note subscribed by the ACCREDITED in favor of BANCOMER, and it additionally documents the Additional Credit

SECOND.- MODIFICATIONS TO THE CREDIT CONTRACT

The parties herein partially modify the terms of the Credit Contract and other Credit Documents, in order to establish the terms and conditions to which the granting of the Additional Credit is subject, as follows:

(I) BANCOMER herein opens to the ACCREDITED an Additional Credit to the Credit established in the Credit Contract, and therefore extends the principal amount of the said Credit in the principal amount of US $2,000,000.00 (TWO MILLION DOLLARS 00/100)

II) The destination of the Additional Credit shall be the payment of the unsecured (bridge) Credit granted on November 30, 2000, which was used to complete the payment of ordinary Interest derived from the Issuance, maturing on December 1, 2000.

III) The ACCREDITED shall pay BANCOMER, precisely on the date requested by BANCOMER, a commission for the disposal of the Additional Credit, in the amount agreed in a separate document.

IV) The period for the Additional Credit is three and a half months as from the date of disposal of the same, which will be carried out on the same date as this document. The ACCREDITED can prepay the Additional Credit, with no premium or penalty, with the notification provided in the Credit Contract:

               Date of Payment                       Amount of Principal
                                            (considered as the equivalent in
                                         Pesos or UDIS of the following amounts)

               December 29, 2000                       US$ 200,000.00
               January 31, 31, 2001                    US$ 600,000.00
               February 28, 2001                       US$ 600,000.00
               March 30, 2001                          US$ 600,000.00

V) The ACCREDITED shall pay ordinary interest on unpaid balances of the principal amount of the Additional Credit, payable on the same dates agreed for payment of the principal amount, calculated in accordance with the Ordinary Rate provided in the Credit Contract.

VI) In the event of moratorium in the payment of all or part of the Additional Credit, the ACCREDITED shall pay BANCOMER interest on unpaid balances as long as the morataorium persists, at the rate of moratorium interest provided in the Credit Contract, payable on sight

VII) In order to guarantee to BANCOMER the fulfillment of their obligations pursuant to this document, and in addition to the guarantees constituted in accordance with the Credit Contract, the parties hereunder agree as follows:

A) The  ACCREDITED  and the  FOUNDERS  OF  TRUSTS 1, 2 and  3.are  obligated  to
Guarantee the fulfillment of their obligations derived from the Additional Credit, through through the constitution on this date of a fiduciary guarantee on the Portfolio,in a proportion of two to one with respect to the principal amount of the Additional Credit. To do so, on this same date, and through a separate document, the ACCREDITED and the FOUNDERS OF TRUSTS 1, 2 and 3 modify the effect of the Trust on the Portfolio and Fees, and contribute to the Trust the Portfolio and Promissory Notes in the equivalent of UDIS of US$ 4,000,000.00 (FOUR MILLION DOLLARS).

B) In order to additionally guarantee the fulfillment of the obligations of the ACCREDITED and the FOUNDERS OF THE TRUST 1,2 and 3 derived from the Additional Credit, the FOUNDER OF THE TRUST 3 on this same date constitutes an irrevocable trust in guarantee in favor of BANCOMER, under similar or identical terms in the Cabo San Lucas Trust, contributing thereto the Cabo San Lucas real estate to guarantee to BANCOMER the fulfillment by the ACCREDITED, of its obligations derived from the Additional Credit.

The ACCREDITED and the FOUNDERS OF THE TRUST 1, 2 and 3 agree that both BANCOMER and the TRUSTEE shall have the full right to register the above mentioned Trust, at the ACCREDITED's expense, and therefore, both BANCOMER and the TRUSTEE may carry out the registration when so ever any default should occur under the terms of any of the Credit Documents, and to this end they are obligated to grant an irrevocable power-of-attorney, one to the other so that they may be able to carry out the above.

With respect to the above, and in order to fulfill the above mentioned contractual obligation, the ACCREDITED and the FOUNDERS OF THE TRUST 1,2 and 3 grant BANCOMER and the TRUSTEE a special irrevocable power-of-attorney, so that they may have the faculties to acting for the account of the ACCREDITED and the FOUNDERS OF THE TRUST 1,2 and 3, any one of them can register the above mentioned trust in guarantee.

C) To additionally guarantee the fulfillment of the obligations of the ACCREDITED and the FOUNDERS OF THE TRUST 1, 2 and 3, derived from the Additional Credit, the FOUNDER OF THE TRUST 3 agrees to affect in guarantee the Collection Rights in favor and to the satisfaction of BANCOMER, either through the constitution of a deposit in guarantee, or placing the said Collection Rights in an irrevocable Trust, thus modifying the effect of the Trust on the Portfolio and Fees, as may be convenient to the parties. .

The terms of the said guarantee, among others, shall be:

     1) Once that the depository or the TRUSTEE, as may be the case, receives the repective amounts, against receipt of the corresponding instructions, these shall immediately be deposited to BANCOMER so that the latter may apply these amounts at once to the anticipated payment, as far as it may reach, of the Additional Credit, under the terms and in the order provided in the Credit Contract;

     2) Both the ACCREDITED and the FOUNDER OF THE TRUST 3 shall be obligated to effectively and actively persue the payment of the amount requested.

     3) The FOUNDER OF THE TRUST 3 is obligated to deliver to BANCOMER a fortnightly written report, beginning on December twenty, 2000, describing the progress in the proceeding for the return of taxes mentioned during the foregoing fifteen days, as well as the expectations for payment

D) In order to additionally guarantee the fulfillment of the obligations derived from the Additional Credit, the ACCREDITED and the FOUNDERS OF TRUST 1,2 and 3 are 6 obligated to achieve that Raintree Resorts, Inc., MEXITUR, or any other company related to the group of interest to which the ACCREDITED belongs, to place in trust, by means of a modification to the Trust on the Portfolio and Fees, constitute a conditional deposit, or affect through any other vehicle which may be convenient to the parties, the amount of US $ 1,000,000.00 (ONE MILLION DOLLARS 00/100) IN CASH,in order to guaarantee the fulfillment of the ACCREDITED's obligations derived from the Additional Credit, in terms satisfactory to BANCOMER.

VIII) The Causes for Anticipated Maturity provided in the Credit Contract are applied to this instrument, therefore any default to the obligaations provided herein or in the said Credit Contract shall give BANCOMER the right to consider the anticipated maturity of the Credit and of the Additional Credit, under the terms of Clause NINETEEN in the Credit Contract, applying to the payment of the total of the guarantees constituted as detailed in the Credit Contract and in this Agreement.

THIRD.- SUSPENSIVE CONDITIONS

BANCOMER's obligation to pay out the Additional Credit, and to make the modifications herein described, as well as those corresponding to the TRUSTEE in accordance with the reforms to the Trust on the Portfolio and the Fees, are subject to the following suspensive conditions:

I) That each of the parties subscribing the Credit Documents (except BANCOMER and the TRUSTEE) are up-to-date in the fulfillment of their respective obligations, except if BANCOMER has issued a written dispensation or extension with respect to one or more of the said obligations.

II) That the ACCREDITED deliver to BANCOMER on the date of execution of the Second Modifying Agreement hereunder;

A) This instrument, duly signed by all the parties participating herein and ratified before a Public Notary, as well as the New Promissory Note subscribed by the ACCREDITED.

B) Evidence, to BANCOMER's satisfaction, issued by ACCREDITED's legal represen-tative, that there is no default on its parts with respect to the obligations to do or not to do derived from the Credit Documents, since all the provisions contained in paragraph I above have been fulfilled.

C) Evidence, to BANCOMER's satisfaction, issued by the TRUSTEE, that the Portfolio in guarantee is affected in a minimum ratio of 3.0 to 1.0 (THREE TO
ONE) for the outstanding balance of the credit, and of 2 to 1 (TWO TO ONE) for the Additional Credit, considering the value of the UDIS on the date of execution of the Agreement hereunder, in the understanding that if all or part of the Portfolio should be replaced by another in Pesos or Dollars, the parties shall determine the applicable equivalence.

E) Opinion of the FOUNDER OF THE TRUST 3's external auditors, based on the applicable legal provisions that the FOUNDER OF THE TRUST 3 effectively has the right so that the Ministry of Treasury and Public Credit delivers to it the amount of $41,524,368.00 for the return of the amounts paid for the Value Added Tax.

F) Evidence to BANCOMER's satisfaction, issued by the TRUSTEED, that the Trust on the Portfolio and Fees under the terms herein provided have been modified, and of having received the above mentioned properties, rights and assets as a contribution to the Trust on the Portfolio and Fees.

FOURTH.-  NOTIFICATIONS.

All the notifications or communications provided or required by this Agreement shall be in writing, and shall be delivered or sent to each party, to the addresses indicated in this Clause, or to any other address that the said party may indicate in writing to the others. These notifications and communications shall be effective upon being delivered as expressed above, and no notification shall be effective until it is effectively received by the party to whom it is destined.

With respect to the above, and for all matters relative to this instrument and other Credit Documents related thereto, the parties indicate the following to be their addresses:

THE ACCREDITED,                       Boulevard Adolfo Ruiz Cortines No. 3642
THE FOUNDERS OF THE TRUST             7TH  Floor
MEXITUR, DTR and REGINA               Colonia Jardines del Pedregal,
                                      C.P. 01900,  Mexico, Federal District

BANCOMER                              Avenida Universidad No. 1200
                                      Colonia Xoco
                                      C.P. 03339, Mexico, Federal District

THE TRUSTEE                           Ruben Dario 38
                                      Colonia Polanco
                                      C.P. 11560 Mexico, Federal District

FIFTH.- EXPENSES

A) The ACCREDITED shall pay BANCOMER, within ten Working Days after the date of execution of this document, all the reasonable expenses related to the modifications to the Credit Documents, including, without limitation, those relative to the Credit Contract, the preparation of this Agreement, and any registrations and cancellations in the Public Registers of Property, notarial fees and expenses, expenses and taxes caused by the assessment of the additional Portfolio guaranteeing the fulfillment of this Agreement, and in general, all the expenses in connection with the present operation and with the Credit
Documents,.including furthermore, travelling expenses, fees and expenses incurred by BANCOMER's external legal consultants and other expenses in connection with the above, all of which shall be paid by the ACCREDITED, without requiring the intervention of a judicial federative or judicial official. BANCOMER agrees to carry out its efforts within its reach so that the amount of the above mentioned expenses are not higher than the market average.

C) The ACCREDITED shall pay the TRUSTEE on the same date as the execution of this, instrument, the TRUSTEE's fees and expenses, and in general, all the relative expenses corresponding to be payable to the TRUSTEE, all of which shall be paid by the ACCREDITED without requiring the intervention of the public notary or judicial official.

SIXTH.-   JURISDICTION

For all matters relative to this instrument, the other Credit Documents, the Trusts in Guarantee and the documents in connection with or derived from the same, the parties shall specifically submit to the jurisdiction of the competent courts in the Federal District, waiving any other jurisdiction that might correspond to them by virtue of their present or future domicilles, or due to any other reason.

SEVENTH.- APLICABLE LAW

This Agreement and to ther Credit Documents shall be interpreted in accordance with the laws in effect in the United Mexican States.

EIGHTH.- SUBSISTENCE

The parties declare that they enter into the present Agreement, without the intention of subtituting, and agree that the provisions contained in the Credit Contract and other documents derived from or in connection with the same shall fully subsist, with all the legal value and force, and therefore the same shall not be substituted in any way whatoever.

In testimony of the above, the parties participaating in this Agreement signed in the city Of Mexico, Federal District, on the fifteenth dayof December, 2000.

b
    THE ACCREDITED:                   THE FOUNDERS OF THE TRUST:
    C.R. Resorts Capital,         C.R. Resorts Puerto Vallarta, S.de R.L. de C.V
       S. de R.L. de C.V.         C.R. Resorts Cancun, S.de R.L. de C.V.
                                  C.R. Resorts Los Cabos, S.de R.L. de.C-V
                                  Desarrollos Turisticos Integrales de Cozumel,
                                   S. de R.L. de C.V.



   /s/ Gustavo Ripol                      /s/ Gustavo Ripol
----------------------                    ---------------------------
By:  Gustavo Martin Ripol Bermudez         By:  Gustavo Martin Ripol Bermudez

Charge:  Attorney-in-Fact                         Charge:  Aattorney-in-Fact


                                              MEXITUR, REGINA and DTR
                                      Corporacion Mexitur, S. de R.L.de C.V.
                                             Club Regina, S.A. de C.V.
                                 Desarrollos Turisticos Regina, S.de R.L. deC.V.

                                          /S/ Gustavo Ripol
                                        ------------------------
                                         By: Gustavo Martin Ripol Bermudez
                                             Charge: Attorney-in-Fact


      BANCOMER                                        THE TRUSTEE
      Bancomer, S.A.                            Fianzas Monterrey, S.A.
Institucion de Banca Multiple
Grupo Financiero

     /s/ Ing Carlos Thierry                       /s/ Carlos Cortes
--------------------------------                ----------------------

By:  Ing. Carlos Velazquez Thierry              By:  Lic. Carlos Rios Cortes
Director Corporate Bank                          Special Attorney-in-Fact


     /s/ Gerardo Viezca
---------------------------------
By:  Dr, Gerardo Salazar Viezca
Director Corporate Bank

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